UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MEMC Electronic Materials, Inc. (the “Company”) has announced that Kenneth Hannah has been appointed as the Company’s Executive Vice President and President – Solar Materials. Mr. Hannah has served as Senior Vice President and Chief Financial Officer of the Company since April 2006. Prior to joining MEMC, Mr. Hannah was employed by The Home Depot, Inc. from 2003 to 2006, most recently as the Senior Vice President, Operations, covering all aspects of The Home Depot’s operations in the United States, Mexico, and Canada.

The Company has announced that effective November 2, 2009, Timothy C. Oliver will become Senior Vice President and Chief Financial Officer of the Company. Mr. Oliver, age 41, served as Senior Executive Vice President and Chief Financial Officer of Metavante Technologies, Inc., provider of banking and payments technologies to financial services firms and businesses worldwide, from the time of its separation from Marshall & Ilsley Corporation in November 2007 until the company was acquired by Fidelity National Information Services, Inc. in early October 2009. Prior to that time, Mr. Oliver served as Senior Executive Vice President and Chief Financial Officer of Metavante Corporation (predecessor to Metavante Technologies) from July 2007. Prior to joining Metavante Corporation, Mr. Oliver was Vice President and Treasurer of Rockwell Automation, Inc., a global provider of industrial automation power, control and information systems, since May 2004 and Vice President, Investor Relations and Financial Planning of Raytheon Company, a provider of defense and government electronics, space, information technology and technical services, from March 2001.

The Company will pay Mr. Oliver an annual base salary of $450,000, which may be adjusted from time to time in the discretion of the Company’s Board of Directors or Compensation Committee of the Board. Mr. Oliver will be provided a signing bonus of $250,000 and will receive allowances for temporary housing and certain relocation expenses. These amounts will be subject to repayment if Mr. Oliver voluntarily ends his employment with the company within two years of his start date. Mr. Oliver will also be eligible to participate in the company’s cash incentive program which provides an incentive opportunity of up to 100% of base salary, with a target of 50% of base salary, based on achievement of certain financial and personal performance objectives set by the Board. Effective on his joining the Company on November 2, 2009, the Company will grant Mr. Oliver options to purchase 400,000 shares of common stock under the Company’s 2001 Equity Incentive Plan. The options will be priced at the fair market value of the Company’s common stock on the date of grant and will vest ratably over four years. In addition, on his start date Mr. Oliver will be granted 30,000 restricted stock units under the 2001 Equity Incentive Plan. Half of these restricted stock units will vest on each of the three and four year anniversaries of the grant date.

The Company also announced that Shaker Sadasivam, has been appointed to the office of Executive Vice President and President – Semiconductors. He will assume his new role immediately. Dr. Sadasivam has been Senior Vice President, Research and Development of the Company since July 2002. Dr. Sadasivam has served in various capacities for the Company since September of 1997.

A copy of the press release announcing these changes is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits	Item

99.1	Press release dated October 9, 2009 furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: October 9, 2009	By:	/s/ Bradley D. Kohn
Name: Bradley D. Kohn Title: Senior Vice President and General Counsel

Exhibit Index

Number	Item

99.1	Press release dated October 9, 2009 furnished with this report.